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                                                                    EXHIBIT 99.1



                                   [AFC LOGO]

AFC Enterprises Announces Exploration of Strategic Alternatives for Cinnabon

ATLANTA, April 20 -- AFC Enterprises, Inc. (Ticker: AFCE), the franchisor and operator of Popeyes(R) Chicken & Biscuits, Church's Chicken(TM), Cinnabon(R) and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally, today announced its intention to explore strategic alternatives with respect to its Cinnabon subsidiary, including a possible sale, as part of AFC's continued effort to sharpen its strategic focus and maximize shareholder value. Cinnabon also owns the international franchise rights for Seattle's Best Coffee in eleven countries, Hawaii, and U.S. military bases, which is also expected to be part of any transaction. The Company's Board of Directors has engaged Bear, Stearns & Co. Inc. to advise it in connection with the exploration of strategic alternatives for Cinnabon, including a possible sale.

Cinnabon's continued growth primarily in traditional retail locations such as malls, airports and travel venues has resulted in 617 system-wide bakeries as of February 22, 2004. In addition, Cinnabon has increasingly leveraged its strong brand equity to expand into the consumer products and food categories through licensing. Most recently, Cinnabon entered into licensing agreements for Betty Crocker(R) Cinnamon Streusel Muffin Mix, Orville Redenbacher's(R) gourmet popcorn, Lotta Luv LLC lip gloss and lip balms, and Sun-Maid(R) Raisin Bread. Cinnabon has executed its licensing strategy through the mass merchandising, club store and grocery distribution channels with major retailers such as Wal-Mart, Target, Costco and Sam's Club. In 2003, Cinnabon had over 10,000 of these distribution outlets selling Cinnabon licensed products.

Frank Belatti, Chairman and CEO of AFC Enterprises, stated, "The action announced today illustrates AFC's ongoing commitment to refine and focus our business model. Since AFC acquired Cinnabon in October 1998, Cinnabon has pursued growing its business through retail franchising while identifying and leveraging other areas of growth through its licensing initiatives. We believe that the value of Cinnabon will be maximized by positioning the brand to take full advantage of such potential future growth opportunities, and we will be exploring alternatives to do so."

There can be no assurance that the Company will implement any strategic alternatives for its Cinnabon subsidiary.

Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of 4,091 restaurants, bakeries and cafes as of February 22, 2004, in the United States, Puerto Rico and 36 foreign countries under the brand names Popeyes(R) Chicken & Biscuits, Church's Chicken(TM) and Cinnabon(R), and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally. AFC's primary objective is to be the world's Franchisor of Choice(R) by offering investment opportunities in highly recognizable brands and exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at www.afce.com .

     AFC Contact Information:
     Felise Glantz Kissell, Vice President, Investor Relations & Finance
     (770) 353-3086 or fkissell@afce.com

Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are adverse effects of litigation or regulatory actions arising in connection with the restatement of our previously issued financial statements, the loss of franchisees and other business partners, failure or our franchisees, the loss of senior management and the inability to attract and retain additional qualified management personnel, a decline in the number of new units to be opened by franchisees, the inability to relist


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our securities with the Nasdaq National Market or another major securities market or exchange, our inability to address deficiencies and weaknesses in our internal controls, limitations on our business under our credit facility, our inability to enter into new franchise relationships, and a decline in our ability to franchisee new units, increased cost of our principal food products, labor shortages, or increased labor costs, slowed expansion into new markets, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, the ability of our competitors to successfully manage their respective operations in the foodservice industry, unexpected and adverse fluctuations in quarterly results, increased government regulation, growth in our franchise system that exceeds our resources to serve that growth, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.